Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-134165 on Form S-8 of our report dated June 29, 2007, relating to the financial statements and financial statement schedules of the United Airlines Pilot Directed Account Plan appearing in this Annual Report on Form 11-K of the United Airlines Pilot Directed Account Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 29, 2007